UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2018

Aerojet Rocketdyne Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-01520	34-0244000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 N. Pacific Coast Highway, Suite 500, El Segundo, California	90245
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 252-8100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2018, the Board of Directors (the “Board”) of Aerojet Rocketdyne Holdings, Inc. (the “Company”) increased the size of the Board from 8 to 9 members and appointed General Kevin P. Chilton (USAF, Retired) as a director to serve until the Company’s next annual meeting of stockholders and until his successor is duly elected and qualified. There are no arrangements or understandings between General Chilton and any other person pursuant to which he was appointed to serve on the Board. General Chilton has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. General Chilton will receive compensation consistent with the standard compensation arrangements for non-employee directors, as described in the Company’s most recent proxy statement filed with the Securities and Exchange Commission on March 29, 2018. Effective October 30, 2018, General Chilton received a (i) grant of 500 shares of restricted stock and (ii) pro-rated annual grant of restricted stock valued at $50,000 to reflect his service until the Company’s next annual meeting of stockholders per the Company’s standard compensation arrangements for non-employee directors.

A copy of the press release announcing the appointment of General Chilton is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Exhibits

99.1	Press Release, dated October 30, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 30, 2018	Aerojet Rocketdyne Holdings, Inc.

	By:	/s/ Arjun L. Kampani
Name: Arjun L. Kampani
Title: Vice President, General Counsel and Secretary